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                                   EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1




                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



                            FIRST UNION NATIONAL BANK
               (Exact name of Trustee as specified in its charter)


                       230 SOUTH TRYON STREET, 9TH FLOOR
                           CHARLOTTE, NORTH CAROLINA
                    (Address of principal executive office)

28288-1179                                              56-0900030
(Zip Code)                                  (I.R.S. Employer Identification No.)

 MAGNUM HUNTER PRODUCTION, INC.                  HUNTER GAS GATHERING, INC.
(Exact name of registrants                      (Exact name of registrants
as specified in their charters)               as specified in their charters)
         Texas                                           Texas
(State or other jurisdiction                  (State or other jurisdiction
of incorporation or organization)            of incorporation or organization)
         75-2589131                                     75-1222501
(I.R.S. Employee Identification No.)        (I.R.S. Employee Identification No.)


GRUY PETROLEUM MANAGEMENT, INC.                  CONMAG ENERGY CORPORATION
(Exact name of registrants                      (Exact name of registrants
as specified in their charters)                as specified in their charters)
           Texas                                           Texas
(State or other jurisdiction                    (State or other jurisdiction
of incorporation or organization)             of incorporation or organization)
        75-1074365                                      75-2715164
(I.R.S. Employee Identification No.)        (I.R.S. Employee Identification No.)


                            RAMPART PETROLEUM, INC.
                           (Exact name of registrants
                        as specified in their charters)
                                     Texas
                         (State or other jurisdication
                        of incorporated or organization)
                                   75-1896997
                      (I.R.S. Employee Identification No.)
               (Exact name of obligor as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   87-0462881
                      (I.R.S. Employer Identification No.)

600 East Las Colinas Blvd., Suite 1200
Irving, Texas                                                         75039
(Address of principal executive offices)                            (Zip Code)



                            10% Senior Notes due 2007
                       (Title of the indenture securities)

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



                             1.General information.

       (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

       Board of Governors of the Federal Reserve SystemWashington, DC The Comptroller of the CurrencyWashington, D.C. Securities and Exchange Commission,
    Division of Market RegulationWashington, D.C. Federal Deposit Insurance
                          Corporation Washington, D.C.

        (b)The Trustee is authorized to exercise corporate trust powers.

                          2.Affiliations with obligor.

                 The obligor is not an affiliate of the Trustee.
                             (See Note 1 on Page 4)

                       3.Voting Securities of the Trustee.

        The following information is furnished as to each class of voting securities of the Trustee:

                               As of July 29, 1997

                                Column A Column B

                        Title of Class Amount Outstanding


           Common Stock, par value $3.33-1/3 a share 560,977,408 shares

                     4.Trusteeships under other indentures.

   The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities of the obligor are outstanding.

    5.Interlocking directorates and similar relationships with the obligor or underwriters.

    Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

    6.Voting securities of the Trustee owned by the obligor or its officials.

    The amount of voting securities of First Union Corporation, the parent of the trustee owned, beneficially by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one (1) percent of the outstanding voting securities of First Union Corporation.

        7.Voting securities of the Trustee owned by underwriters or their officials.

    The amount of voting securities of First Union Corporation, the parent of the Trustee, owned beneficially by any underwriter for the the obligor and its directors, partners, and executive officers, taken as a group, do not exceed one(1) percent of the outstanding voting securities of First Union Corporation.

            8.Securities of the obligor owned or held by the Trustee.

    The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of the obligor in excess of one (1) percent of the outstanding securities of such class.

           9.Securities of underwriters owned or held by the Trustee.

    The trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor in excess of one (1) percent of the outstanding securities of such class..

     10.Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

    The Trustee does not own beneficially or hold as collateral security for obligations in default any voting securities of any class of a person who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, in excess of one (1) percent of the outstanding voting securities of such class.

   11 Ownership of holders by the Trustee of any securities of a person owning
          50 percent or more of the voting securities of the obligor.

    The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of a person who, to the knowledge of Trustee, owns 50% or more of the voting securities of the obligor, in excess of one (1) percent of the outstanding securities of such class.

                 12.Indebtedness of the obligor to the Trustee.

                                      None

                           13.Defaults by the obligor.

                                 Not applicable.

                     14.Affiliations with the underwriters.

        First Union Capital Marktets Corp is an affiliate of the Trustee.

                               15.Foreign trustee.

                                 Not applicable.

                              16.List of Exhibits.

    (1) Articles of Association of the Trustee as now in effect. Incorporated in Exhibit (1) filed with Form T-1 Statement included in Registration Statement No. 33-45946. (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference in Exhibit (2) filed with Form T-1 Statement included in Registration Statement No. 33-45946. (3) Authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1)and(2) above. Included at Page 6 of this Form T-1 Statement. (4) By-Laws of the Trustee. Incorporated by reference in Exhibit
    (4) filed with Form T-1 Statement included in Registration Statement No. 33-45946. (5) Not applicable. (6) Consent by the Trustee required by Section
 321(b) of the Trust Indenture Act of 1939. Included at Page 5 of this Form T-1
                 Statement. (7) Report of condition of Trustee.

                               (8) Not applicable.

                               (9) Not applicable.

                                     NOTES



             1. Since the trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national banking organization, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 31st day of July, 1997.

                                    FIRST UNION NATIONAL BANK
                                    (Trustee)



                                    BY:/s/ Shawn K. Bednasek
                                    -------------------------------------------
                                    Shawn K. Bednasek, Assistant Vice President






                                 EXHIBIT T-1 (6)

                               CONSENTS OF TRUSTEE

     Pursuant to the requirements of section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Magnum Hunter Resources, Inc. of its 10% Senior Notes due 2007, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                            FIRST UNION NATIONAL BANK



              BY: /s/ Daniel J. Ober
                  ----------------------
                  Daniel J. Ober, Vice President


     Dated: July 31, 1997

                                 EXHIBIT T-1 (3)

                           EXTRACT FROM THE BY-LAW OF
                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA




         Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or the President, or any Vice Chairman of the Board, any Vice president or Assistant Vice President, or the Secretary or Assistant Secretary, Cashier, or Assistant Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Office; provided, however, that where required, any such instruments may also be executed, acknowledge, verified, delivered, or accepted in behalf of The Association in such other manner and by such other officers as the Board of Directors may from time to time direct. the provisions of this Section 8.2 are supplementary to any other provision of these By Laws.

I HEREBY CERTIFY THAT THE forgoing is a true and complete extract from the By-Laws of First Union National Bank of North Carolina, a national banking association, now in full force and affect.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Association on July 31, 1997.


                                             /s/  Shawn K. Bednasek
                                            --------------------------
                                              Shawn K. Bednasek
                                              Assistant Secretary

Legal Title of Bank:          First Union National Bank of NC
Address:                      Two First Union Center
City, State, Zip:             Charlotte, NC  28288-0201
FDIC:     Certificate No.:    04885

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31, 1997

11 schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                             Dollar Amounts in Thousands         RCFD     Bil  Mil  Thous
-----------------------------------------------------------------------------------------------------------
1.   Cash and balances due from depository institutions (from Schedule RC-A):..
     a.   Noninterest-bearing balances and currency and coin (1)............... 0081       2,003,276     1.a
     b.   Interest-bearing balances (2)........................................ 0071         297,579     1.b
2.   Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)........... 1754         569,806     2.a
     b.   Available-for-sale securities (from Schedule RC-B column D).......... 1773       1,641,071     2.b
3.   Federal funds sold and securities purchased under agreements to resell.... 1350       2,536,841     3.
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income
          (from Schedule RC-C)............................RCFD 2122   22,332,077                         4.a
     b.   LESS:  Allowance for loan and lease losses......RCFD 3123      174,675                         4.b
     c.   LESS:  Allocated transfer risk reserve..........RCFD 3128            0                         4.c
     d.   Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c).................. 2125      22,157,402     4.d
5.   Trading assets (from Schedule RC-D)....................................... 3545       2,112,168     5.
6.   Premises and fixed assets (including capitalized leases).................. 2145         858,917     6.
7.   Other real estate owned (from Schedule RC-M).............................. 2150           7,718     7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (From Schedule RC-M)...................................................... 2130          18,614     8.
9.   Customers' liability to this bank on acceptance outstanding............... 2155         403,090     9.
10.  Intangible assets (from Schedule RC-M).................................... 2143         346,564     10.
11.  Other assets (from Schedule RC-F)......................................... 2160       2,301,064     11.
12.  Total assets (sum of items 1 through 11).................................. 2170      35,254,110     12.
------------

1)   Includes cash items in process of collection and unposted debits.
2)   Includes time certificates of deposit not held for trading.

Legal Title of Bank:     First Union National Bank of NC
Address:                 Two First Union Center
City, State, Zip:        Charlotte, NC  26288-0201             Call Date 3/31/97
FDIC Certificate No.:    04885
Schedule RC--Continued

                                             Dollar Amounts in Thousands                     Bil  Mil  Thous
-------------------------------------------------------------------------------------------------------------
LIABILITIES:
13.  Deposits:

     a.   In domestic offices (sum of totlas of columns A and C from Schedule
          RC-E, part I).........................................................RCON 2200     12,901,568    13.a
          (1)  Noninterest-bearing (1)......................RCON 6631  4,616,676                            13.a
          (2)  Interest-bearing.............................RCON 6636  8,284,892                            13.a
     b.   In foreign offics, Edge and Agreement subsidiaries, and IBF's
          (from Schedule RC-E) part II..........................................RCON 2200      7,149,255    13.b
          (1)  Noninterest-bearing..........................RCFN 6631          0                            13.b
          (2)  Interest bearing.............................RCFN 6636  7,149,255                            13.b
14.  Federal funds purchased and securities sold under agreements to repurchase RCFD 2800      6,274,314    14.
15.  a.   Demand notes issued to the U.S. Treasury..............................RCON 2840        115,931    15.a
     b.   Trading liabilities (from Schedule RC-D)..............................RCFD 3548      2,201,346    15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.   With a remaining maturity of one year or less.........................RCFD 2332      1,754,025    16.a
     b.   With a remaining maturity of more than one year...................... RCFD 2333        416,761    16.b
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.................. RCFD 2920        403,090    18.
19.  Subordinated notes and debentures (2)..................................... RCFD 3200        925,000    19.
20.  Other liabilities (from Schedule RC-G).................................... RCFD 2930        808,495    20.
21.  Total liabilities (sum of items 13 through 20)............................ RCFD 2948     32,949,785    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............................. RCFD 3838              0    23.
24.  Common stock.............................................................. RCFD 3230         82,795    24.
25.  Surplus (exclude all surplus related to preferred stock).................. RCFD 3839        763,989    25.
26.  a.   Undivided profits and capital reserves............................... RCFD 3632      1,468,980    26.a
     b.   Net unrealized holding gains (losses) on available for sale
     securities................................................................ RCFD 8434        (11,439)   26.b
27.  Cumulative foreign currency translation adjustments....................... RCFD 3284              0    27.
28.  Total equity capital (sum of items 23 through 27)......................... RCFD 3210      2,304,325    28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21 and 28).................................................. RCFD 3300     35,254,110    29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                   Number
     the bank by indepedent external auditors as of any date during 1996........RCFD 6724            2     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work
------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.